Exhibit 10.34
Execution Copy
RECLAMATION AND REMEDIATION TRUST AGREEMENT
          AGREEMENT made as of December 22, 2005 (the “Agreement”), by and between Phelps Dodge Corporation (the “Corporation”), a New York corporation, as grantor, and Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company (the “Trustee”), as trustee.
WITNESSETH:
          WHEREAS, the Corporation has mining and manufacturing facilities in the United States and other regions of the world, which include open-pit mining, underground mining, sulfide ore concentrating, leaching, solution extraction, electrowinning, smelting and refining;
          WHEREAS, the Corporation’s operations are subject to stringent laws and regulations relating to improving or maintaining environmental quality;
          WHEREAS, under such environmental laws and regulations, the Corporation is required, among other things, to perform certain reclamation and remediation activities, to make sure that its operations do not pose a current or future hazard to public health and safety, that its mining locations will be stabilized to minimize future impact to the environment and that air and water resources will be protected (collectively, the “R&R Activities”) and in connection therewith to guarantee or otherwise provide financial assurance that funds will be available when needed for such R&R Activities;
          WHEREAS, the Corporation wishes to dedicate and segregate funds for such R&R Activities to ensure that the Corporation will have the necessary funds to support these activities;
          WHEREAS, the Corporation is hereby establishing a trust (the “Trust”) for the purpose of accumulating assets to assist it in financing or otherwise performing its R&R Activities and related matters, to which Trust the Corporation is transferring, and will in the future transfer, cash and/or other property, and any such contributions together with earnings (including income and appreciation) and losses (including depreciation and loss of principal) thereon (hereinafter called the “Trust Fund”) shall be held in trust; and
          WHEREAS, the Corporation desires that the Trustee hold and administer all assets transferred to the Trust Fund by the Corporation and the Trustee is willing to hold, administer and dispose of such assets pursuant to the terms of this Agreement.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Corporation and the Trustee hereby agree as follows:

ARTICLE I.
Establishment of Trust
          1.1 The Trust is intended to be a grantor trust, of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, Chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and shall be construed accordingly.
          1.2 The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Corporation by the Trustee in trust for the benefit of the Corporation and its subsidiaries listed on Schedule A (the “Beneficiaries”). The Corporation may amend Schedule A to add or remove subsidiaries by delivery of written notice to the Trustee. Such instrument shall be identified as a successor Schedule A to this Agreement that supersedes the preceding Schedule A, and shall be effective upon delivery to the Trustee in accordance with Section 13.1.
          1.3 The purposes of the Trust are to engage in the following activities (the “Permitted Purposes”): (i) provide a source of funds for R&R Activities or otherwise support or facilitate any R&R Activity, (ii) guarantee, or provide any other form of financial assurance with respect to, R&R Activities, (iii) provide a source of funds for research and development related to R&R Activities, (iv) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and (v) such other activities as may be required in connection with conservation of the Trust Fund and distributions to the Beneficiaries.
          1.4 The Trust hereby established is revocable by the Corporation.
ARTICLE II.
Funding of Trust
          2.1 The Corporation hereby deposits with the Trustee in trust the sum of One Hundred Million Dollars ($100,000,000), which becomes the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement. The Corporation may at any time, or from time to time, make additional deposits of cash or other property to the Trustee in trust, to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor any Beneficiary shall have any right to compel such additional deposits.
          2.2 Notwithstanding anything else to the contrary contained herein, the Trustee shall be responsible only for contributions actually received by it hereunder.

ARTICLE III.
Disposition of Income
          3.1 During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested, pursuant to Section 6.2, to the extent that it is not used by the Trustee to make payments or distributions required by this Agreement.
ARTICLE IV.
Distribution from the Trust
          4.1 After the Trust Fund is funded pursuant to Section 2.1 hereof, the Trustee shall from time to time, make distributions or payments out of the Trust Fund, in cash or in property, to such Beneficiaries, in such manner and in such amounts as requested by a Beneficiary and the Corporation, but only to the extent that there are sufficient assets in the Trust Fund to make such distributions or payments and solely for the Permitted Purposes. Disbursements shall be made from the Trust Fund to the designated Beneficiary upon presentation to the Trustee of an executed Certificate in the form of Exhibit 1.
          4.2 Disbursements shall be made from the Trust Fund to the Corporation, whether or not for Permitted Purposes, in such amounts as the Corporation may direct from time to time upon presentation to the Trustee of an executed Certificate in the form of Exhibit 2.
          4.3 Disbursements shall be made from the Trust Fund to defray reasonable expenses incurred by the Trustee in connection with the administration of the Trust, including without limitation, the agreed upon compensation of the Trustee and reasonable expenses of the Trustee, and reasonable fees and expenses of independent legal counsel and any other independent consultants retained by the Trustee to assist the Trustee in carrying out its duties and responsibilities under this Agreement.
          4.4 Disbursements shall also be made from the Trust Fund to pay all taxes levied against the Trust itself and, in addition, so long as the Internal Revenue Service and/or any state or local taxing authority does not dispute that the Trust established by this Agreement is a grantor trust under Section 671 et seq. of the Internal Revenue Code of 1986, as amended (or any successor provision), of which the Corporation is the grantor and the Trust itself has no obligation to pay any income taxes, then disbursements shall be made from the Trust on an annual basis to the Corporation upon presentation to the Trustee of an executed Certificate in the form of Exhibit 3 hereto in an amount equal to twenty-five percent (25%) of the Trust’s Deemed Taxable Income (as defined below) for the immediately preceding calendar year. The Corporation and the Trustee agree that it is proper, in all tax reporting by the Trust, to treat the Trust as a grantor trust of which the Corporation is the grantor and that they will so treat the Trust.

For purposes of the foregoing, the term “Deemed Taxable Income” means, for any calendar year, the taxable investment income, including capital gains, of the Trust less the Trust’s expenses and losses (as shown in the Form 1041 Information Statement provided to the Corporation by the Trustee for that calendar year adjusted if necessary pursuant to the following sentence), except that investment income shall be included in Deemed Taxable Income only to the extent that such income would be includable in determining taxable income for federal income tax purposes if the Trust were a separate corporate entity, and expenses and losses shall be taken into account in determining Deemed Taxable Income only if they would be deductible in determining taxable income for federal income tax purposes if the Trust were a separate corporate entity. For purposes of computing Deemed Taxable Income, the Trust’s losses, if any, shall be carried over and deducted against subsequent years’ Deemed Taxable Income, or carried back and deducted against prior years’ Deemed Taxable Income, until fully utilized to the extent such losses would be deductible in determining the taxable income for federal income tax purposes if the Trust were a separate corporate entity.
          4.5 Upon presentation to the Trustee of an executed Certificate in the form of Exhibit 4 hereto, all monies and assets remaining in the Trust, including earnings and profits, less the final administration expenses of the Trust, shall be paid to the Corporation, and the Trust shall be terminated.
ARTICLE V.
Financial Assurance
          5.1 Upon presentation to the Trustee by the Corporation and the applicable Beneficiary of an executed Certificate in the form of Exhibit 5, the Trustee shall segregate the funds specified in such Certificate in the manner described in such Certificate for the purpose of providing financial assurance on behalf of the applicable Beneficiary upon the terms and conditions set forth in such Certificate and any descriptive documentation accompanying it.
ARTICLE VI.
Powers, Duties and Responsibility of Trustee
          6.1 The Trustee acknowledges and agrees that it is under a duty to exercise reasonable care with respect to the custody of the Trust Fund; provided, however, that the Trustee’s sole duty with respect to the custody of the Trust Fund shall be to deal with such property in a similar manner as the Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Trustee under this Agreement. The Trustee further acknowledges that, in performing its duties under this Agreement, it is a fiduciary to the Trust and shall at all times act in a fiduciary capacity to the Trust in the exercise of its duties and responsibilities under this Trust Agreement. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, to the Corporation or to the Beneficiaries, the Trustee shall not be liable to the Trust, to the Corporation or to any Beneficiary for such Trustee’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, are agreed by the Trust, the Corporation and the Beneficiaries to replace such other duties and liabilities of the Trustee.
          6.2 Notwithstanding any other provision hereof, the Trust Fund shall be held, invested and reinvested by the Trustee in accordance with this Section 6.2 under the written directions of the Corporation to be provided to the Trustee by any of the individuals listed on Schedule B (the “Authorized Persons”). The Corporation may, by delivery of written notice to the Trustee, add or replace any of the Authorized Persons. Such instrument shall be identified as a successor Schedule B to this Agreement that supersedes the preceding Schedule B, and shall be effective upon delivery to the Trustee in accordance with Section 13.1. The Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Fund as is from time to time invested or reinvested as set forth above. Furthermore, the Trustee shall have no liability for loss on an investment made in accordance with this Section 6.2. The Trustee shall not be liable for interest on uninvested funds.
          6.3 The Trustee shall, if so instructed by the Corporation, enter into investment management agreements concerning the investment of the funds in the Trust with one or more independent investment managers. All investments shall be held by the Trustee as custodian of the Trust Fund.
          6.4 Whenever the Trustee is required in accordance with the terms hereof to make a disbursement of funds from the Trust, if, after application of all available cash and cash equivalents that can be liquidated without an interest cost or penalty, liquidation of another investment is necessary to make any such disbursement, the Trustee shall seek directions from any of the individuals listed on Schedule B. The Trustee shall have no liability with respect to any interest cost or penalty on the liquidation of any Permitted Trust Investment pursuant to this Section 6.4.
          6.5 The Trustee shall act in good faith; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Corporation which is in conformity with the terms of this Agreement and is given in writing by the Corporation. In the event of a dispute, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.
          6.6 If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Corporation agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments unless the Trustee is determined, in a final adjudication, to have been guilty of willful misconduct or gross negligence in the performance (or non-performance) of its duties under the Trust. If the Corporation does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may pay such costs, expenses and liabilities with assets of the Trust. The Corporation shall remain liable for such costs, expenses and liabilities to the extent the Trust has insufficient funds.
          6.7 The Trustee may consult with legal counsel (who may also be counsel for the Corporation generally) with respect to any of its duties or obligations hereunder, and the reasonable fees and expenses of such legal counsel will be paid by the Corporation, provided that if the Corporation does not pay such fees and expenses within a reasonable time, the Trustee may pay such fees and expenses with assets of the Trust.
          6.8 The Trustee may act directly or through its agents, accountants, actuaries, investment advisors, financial consultants, attorneys or other professionals (collectively, “Professionals”) to assist it in performing any of its duties or obligations hereunder, and the reasonable fees and expenses of such Professionals shall be paid by the Corporation, provided that if such fees and expenses are not promptly paid by the Corporation, the Trustee may pay such fees and expenses with assets of the Trust. The Corporation shall remain liable for such costs, expenses and liabilities to the extent the Trust has insufficient funds. The Trustee shall not be liable for the conduct or misconduct of such Professionals if such Professionals shall have been selected by the Trustee in good faith.
          6.9 Subject to Sections 6.1 and 6.2 hereof, the Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.
          6.10 Subject to Sections 6.1 and 6.2 hereof, but in amplification of (and not in limitation of) the powers given in Article VI hereof, the Trustee shall have the following powers and authority in the administration of the Trust Fund at the direction of the Corporation:
     (a) To invest all contributions, investments, and reinvestments thereof and all additions thereto by way of contributions, earnings and increments.
     (b) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held.
     (c) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings.
     (d) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property so acquired.
     (e) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held at any time.
     (f) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan at the direction, or with the approval, of an Authorized Person.
     (g) To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith.
     (h) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.
     (i) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.
     (j) Subject to the express provisions of this Agreement, to invest and reinvest all or any portion of the Trust Fund.
          6.11 The Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement) or any filing under tax or securities laws or any rerecording, refiling, or reregistration thereof.
ARTICLE VII.
Trustee Compensation
          7.1 The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Trustee and the Corporation. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee for all reasonable and documented out-of-pocket disbursements, fees and expenses incurred by the Trustee in connection with the performance of its duties under this Agreement. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.
ARTICLE VIII.
Reporting and Quarterly Valuation
          8.1 The Trustee shall, so long as any monies or other assets remain in the Trust, prepare and distribute to the Corporation reports on a quarterly basis.
ARTICLE IX.
Trustee Protection
          9.1 The Corporation shall indemnify and hold harmless the Trustee for any action, or failure to take action, in reliance in good faith upon any certification, instruction, direction or approval of the Corporation.
          9.2 The Corporation shall indemnify and hold harmless the Trustee for acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. The Trustee (in its individual and trust capacities) and its officers, directors, affiliates, successors, assigns and agents (collectively, the “Indemnified Parties”) shall be indemnified and held harmless by the Corporation from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the Trust assets, the administration of the Trust assets or the action or inaction of the Trustee hereunder, except only that the Indemnified Parties shall not be entitled to indemnification from and against Expenses arising or resulting from its own willful misconduct or gross negligence. The indemnities contained in this Section shall survive the resignation or removal of the Trustee or the termination of this Agreement.
          9.3 The Trustee shall not be liable for the proper application of any part of the Trust Fund if distributions are made in accordance with written instructions furnished to the Trustee by the Corporation in accordance with this Agreement. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

          9.4 The Trustee shall not be liable hereunder for any loss or diminution of the Trust Fund resulting from any action taken or omitted unless caused by Trustee’s gross negligence or willful misconduct.
          9.5 The duties and obligations of the Trustee acting as Trustee hereunder shall be strictly limited to those expressly imposed upon the Trustee by this Agreement and the Trustee shall have no implied duties or obligations.
          9.6 The Trustee shall not be liable for default or failure of any other party to carry out their obligations under this Agreement. The Trustee shall have no liability for following the direction or instruction of the Corporation.
          9.7 The Trustee shall not be required to act if it reasonably determines or is advised by counsel that action will likely create personal liability, is contrary to law or conflicts with other obligations unless it receives indemnity or other security satisfactory to it. Furthermore, the Trustee may request instructions from the Corporation whenever it is unable to decide between alternative courses of action or there exists an ambiguous provision. Where, after request to the Corporation for instruction, no instruction has been received, the Trustee may but is not obligated to, take no action.
          9.8 The Trustee shall have no duty to manage, register, record, sell or otherwise deal with Trust assets, or otherwise take any action in connection with any document contemplated hereby, except as expressly provided in this Agreement or pursuant to instruction.
          9.9 The Trustee acts under this Agreement solely in its capacity as Trustee and not in its individual capacity.
          9.10 The Trustee shall not be responsible to the Corporation, the Beneficiaries or any other person for any recitals or other statements contained in this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Trust Fund or this Agreement nor shall the Trustee be held accountable for the Corporation’s use of the proceeds of the Trust Fund.
          9.11 No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          9.12 The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proven that the Trustee was grossly negligent, or committed willful misconduct or acted in bad faith, in ascertaining the pertinent facts or otherwise.

          9.13 The Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Agreement.
          9.14 In no event shall the Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of the Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Trustee by third parties.
ARTICLE X.
Resignation or Removal of Trustee; Appointment of Successor Trustee
          10.1 At any time the Trustee may be removed by the Corporation on thirty (30) days notice or upon shorter notice accepted by the Trustee. A Trustee may resign at any time by written notice to the Corporation, which resignation shall be effective ninety (90) days after receipt of such notice by the Corporation unless the Corporation agrees otherwise. Notwithstanding the foregoing provisions of this Article X, any Trustee which is removed or resigns shall continue to serve until its successor Trustee accepts the appointment and receives delivery of the Trust Fund.
          10.2 If notice is given that the Trustee is being removed or is resigning, the Corporation shall appoint a successor Trustee hereof prior to the effective date of the Trustee’s resignation or removal. The appointment of a successor Trustee shall be by a written instrument delivered to the Trustee then acting hereunder and the successor Trustee being appointed.
          10.3 The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights, powers and duties of the prior Trustee, including ownership rights in Trust Fund assets.
          10.4 A successor Trustee need not examine the records and acts of any prior Trustee. The successor Trustee shall not be responsible for, and the Corporation shall indemnify and defend the successor Trustee from any claim or liability resulting from, any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.
          10.5 If the Trustee ceases to act as Trustee and appointment of a successor Trustee is made, all Trust Fund assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after the appointment of the successor Trustee becomes effective, unless the Corporation extends the time limit.

          10.6 The appointment or succession of a person as successor Trustee in accordance with this Agreement shall be effective without any court proceeding or decree.
          10.7 Any person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.
ARTICLE XI.
Instructions to the Trustee
          11.1 A Certificate submitted in support of a disbursement request or financing assurance shall be substantially in the written form described herein and such Certificate shall be signed by an authorized official of the Corporation. All other orders, instructions, or approvals required by this Agreement to be given to the Trustee by the Corporation, shall be in writing, signed by an authorized official thereof. The Trustee shall have the right to assume, in the absence of written notice to the contrary, that no event constituting a change or a termination of the authority to act of any authorized official has occurred. The Trustee shall have no duty to act in the absence of such written Certificates and directions.
          11.2 The Trustee is authorized to communicate with and take direction with respect to ministerial matters from the contact Person of the Corporation. The contact Person for the Corporation is Stanton K. Rideout, Phelps Dodge Tower, One North Central Avenue, Phoenix, Arizona 85004, (602-366-8589). The corporation may change its contact Person by written notice to the Trustee.
ARTICLE XII.
Amendment or Termination
          12.1 The Corporation may amend this Agreement (including making an amendment which terminates the Trust), without the consent of the Trustee, by written instrument executed by the Corporation effective upon delivery of the instrument to the Trustee in accordance with Section 13.1; provided, however, that the written approval of the Trustee shall be required for amendments of Sections 2.2, 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 7.1, Article IX, Article X, Article XI and Article XII to the extent that such amendments adversely affect the rights, indemnities, immunities and obligations of the Trustee.

ARTICLE XIII.
Notices
          13.1 Any notice or communication which the Corporation or the Trustee may be required or may desire to give to another entity or individual under any provision of this Agreement shall be given in writing and personally delivered to, or mailed or delivered by overnight courier service or sent by telex, telecopier or email to the address (or addresses) given below.

If to the Corporation:	Stanton K. Rideout, Treasurer
Phelps Dodge Corporation
One North Central Avenue
Phoenix, AZ 85004
Phone: (602) 366-8589
Fax: (602) 366-7132
Email: srideout@phelpsdodge.com

If to Trustee:	Ann Roberts Dukart
Vice President
Wells Fargo Delaware Trust Company
919 North Market Street
Suite 700
Wilmington, DE 19801
Tel: 302-575-2004
Fax: 302-575-2006
E-mail: ann.roberts.dukart@wellsfargo.com
Any notice which is personally delivered shall be deemed to have been given on the date it is personally delivered. Any notice which is mailed shall be deemed to have been given on the third business day after deposit in the mail, registered or certified mail, postage prepaid and return receipt requested. Any notice which is delivered by overnight courier service shall be deemed to have been given on the business day after deposit with such courier service. Any notice which is transmitted by telex, telecopy or email shall be deemed to have been given on the day that such notice is transmitted.
          The Corporation or the Trustee may change the address to which notices, requests and other communications are to be sent to it, by giving written notice of such address change to the party in conformity with this Article, but such change shall not be effective until notice of such change has been received by the other party.

ARTICLE XIV.
Miscellaneous
          14.1 If any one or more of the covenants, agreements, provisions or terms of this Agreement (including any amendment or supplement hereto) shall be for any reason whatsoever held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement, as the same may be amended or supplemented, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any amendment or supplement hereto.
          14.2 This Agreement and the Trust created herein shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance, unless such laws are pre-empted by the federal laws of the United States. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.
          14.3 All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and its successors and assigns and the Corporation and its successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Trustee or the Corporation shall bind the successors and assigns of such Person..
          14.4 This Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.
          14.5 This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.
          14.6 Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Beneficiaries and the Corporation any legal or equitable right, remedy or claim in the Trust Fund or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

PHELPS DODGE CORPORATION

By:	/s/ S.K. Rideout Name: Stanton K. Rideout
Title: Vice President and Treasurer

WELLS FARGO DELAWARE TRUST COMPANY

Name:	/s/ A.R. Dukart	,	as Trustee
Title:	Vice President

Schedule A
BENEFICIARIES
AAV Corporation
Ajo Improvement Company
Alambres y Cables de Panama, S.A. (ALCAP)
Alambres y Cables Venezolanos, C.A. (ALCAVE)
ALCAP Commercial, S.A. (ALCOMER)
Alcave Trading
Amax Arizona, Inc.
Amax de Chile, Inc.
Amax Energy Inc.
Amax Exploration (Ireland), Inc.
Amax Exploration, Inc.
Amax Metals Recovery, Inc.
Amax Nickel Overseas Ventures, Inc.
Amax Realty Development, Inc.
Amax Research & Development, Inc.
Amax Specialty Coppers Corporation
Amax Specialty Metals (Driver), Inc.
Amax Zinc (Newfoundland) Limited
American Metal Climax, Inc.
Ametalco, Inc.
Ametalco Limited
Amur Minerals LLC
Annavas Development Co., Ltd.
Arizona Community Investment Corporation
Ashfork Mines Limited
Balkan Metals and Minerals EOOD
Bisbee Queen Mining Company
Blackwell Zinc Company, Inc.
Byner Cattle Company
Cables Electricos Ecuatorianos, C.A. (CABLEC)
Cahosa, S.A.
Cates Douglas Corporation
Caucasus Metal and Minerals LLC
Chino Acquisition Inc.
Chino Mines Company
Chui Ltd.
CIS Venture Kazakstan, L.L.C.
Climax Canada Ltd.

Schedule A (cont’d)
Climax Engineered Materials, LLC
Climax Molybdenum Asia Corporation
Climax Molybdenum B.V.
Climax Molybdenum Company
Climax Molybdenum GmbH
Climax Molybdenum Marketing Corporation
Climax Molybdenum U.K. Limited
Cobre Cerrillos S.A. (COCESA)
Cobre Mining Company
Cocesa Ingenieria y Construccion, S.A. (COCETEL)
Cocetel Ingenieria y Construccion, C.A. (Venezuela)
Compania Contractual Minera Candelaria
Compania Contractual Minera Ojos del Salado
Conducen Phelps Dodge Centro America El Salvador, S.A. de C.V.
CONDUCEN, S.A.
Conductores Electricos de Centro America, S.A. (CONELCA)
Copper Market, Inc.
Copreco, L.L.C.
Cyprus Amax Australia Corporation
Cyprus Amax Chile Holdings, Inc.
Cyprus Amax Indonesia Corporation
Cyprus Amax Leasing Corporation
Cyprus Amax Minerals Company
Cyprus Canada Inc.
Cyprus Climax Metals Company
Cyprus Copper Marketing Corporation
Cyprus Copperstone Gold Corporation
Cyprus El Abra Corporation
Cyprus Exploration and Development Corporation
Cyprus Gold Company
Cyprus Gold Exploration Corporation
Cyprus Metals Company
Cyprus Metals Exploration Corporation
Cyprus Mexico Corporation
Cyprus Minera de Chile, Inc.
Cyprus Mines Corporation
Cyprus Pima Mining Company
Cyprus Pinos Altos Corporation
Cyprus Speciality Metals Company
Cyprus Tohono Corporation
Cyprus Zinc Corporation

Schedule A (cont’d)
Dodge & James Insurance Company, Ltd.
Electroconductores de Honduras, S.A. de C.V. (ECOHSA)
Fabrica de Conductores Electricos, S.A. (FACELEC)
Faru Ltd.
Geomining L.L.P.
Habirshaw Cable and Wire Corporation
Hidalgo Mining, LLC
Inversiones de Cobre Chile Co., S.A.
James Douglas Insurance Company, Ltd.
Kamchatka Minerals LLC
Kinetics Climax, Inc.
Kumakata Mining Company, Inc.
Lambunao Mining Company, Inc.
Las Quintas Serenas Water Co.
Lundin Holdings Ltd.
Macote Mining Company, Inc.
Makilala Mining Company, Inc.
Malampay Mining Company, Inc.
Malibato Mining Company, Inc.
Mambusao Mining Company, Inc.
Mboko Ltd.
Metal Fabricators of Zambia Limited (ZAMEFA)
Metallic Ventures, Inc.
Minera Aurex (Chile) Limitada
Mineracao Floresta Doeste Ltda.
Minera Cobre Chile Co., S.A.
Minera Cobre Chile Limitada
Minera Cuicuilco S.A. de C.V.
Minera Cyprus Amax Chile Limitada
Minera Cyprus Antacori Corporation
Minera Cyprus Chile Limitada
Minera Las Clauditas, S.A.
Minera Phelps Dodge del Peru S.A.C.
Minera Phelps Dodge Mexico, S de RL de CV
Mining Development Investments Ltd.
Missouri Lead Smelting Company
Mofia Ltd.
Mt. Emmons Mining Company
Pacific Western Land Company
PD Candelaria, Inc.

Schedule A (cont’d)
PD Cayman Corporation
PD Cobre, Inc.
PD Colombia S.A.
PDEP Inc.
PD Las Bambas Corporation
PDM Energy, L.L.C.
PD Ojos del Salado, Inc.
PD Peru, Inc.
PD Receivables LLC
PDSMM Holding Ltd.
PD Wire & Cable Sales Corporation
Phelps Dodge Africa Cable Corporation
Phelps Dodge Ajo, Inc.
Phelps Dodge Australasia, Inc.
Phelps Dodge Bagdad, Inc.
Phelps Dodge Brasil Ltda.
Phelps Dodge Centro America Honduras, S.A. de C.V.
Phelps Dodge Centro America, S.A. Nicaragua
Phelps Dodge Chicago Rod, Inc.
Phelps Dodge China Corporation
Phelps Dodge Chino, Inc.
Phelps Dodge Chita, LLC
Phelps Dodge Congo S.P.R.L.
Phelps Dodge Corporation of Canada, Limited
Phelps Dodge Development Corporation
Phelps Dodge do Brasil Mineracao Ltda
Phelps Dodge Dublin
Phelps Dodge Energy Services, LLC
Phelps Dodge Enfield Corporation
Phelps Dodge Exploracion Mexico, S.A. de C.V.
Phelps Dodge Exploration Corporation
Phelps Dodge Exploration Moscow, LLC
Phelps Dodge Exploration Sweden AB
Phelps Dodge Hidalgo, Inc.
Phelps Dodge High Performance Conductors of NJ, Inc.
Phelps Dodge Holdings Mexico, S.A. de C.V.
Phelps Dodge Industries, Inc.
Phelps Dodge International Corporation
Phelps Dodge Kamchatka, LLC
Phelps Dodge Katanga Corporation

Schedule A (cont’d)
Phelps Dodge Khabarovsk, LLC
Phelps Dodge Magadan, LLC
Phelps Dodge Magnet Wire (Austria) GmbH
Phelps Dodge Mercantile Company
Phelps Dodge-Metdist Mining India Pvt. Ltd.
Phelps Dodge Miami, Inc.
Phelps Dodge Mining Services, Inc.
Phelps Dodge Mining (Zambia) Limited
Phelps Dodge Molybdenum Corporation
Phelps Dodge Morenci, Inc.
Phelps Dodge of Africa, Ltd.
Phelps Dodge Overseas Capital Corporation
Phelps Dodge Power Marketing, LLC
Phelps Dodge Refining Corporation
Phelps Dodge Safford, Inc.
Phelps Dodge Sales Company, Incorporated
Phelps Dodge Sierrita, Inc.
Phelps Dodge Suzhou Holdings, Inc.
Phelps Dodge (Suzhou) Magnet Wire Company Ltd.
Phelps Dodge Thailand Limited
Phelps Dodge Tyrone, Inc.
Phelps Dodge Yantai Cable Company
Phelps Dodge Yantai China Holdings Inc.
Proveedora de Cables y Alambres PDCA Guatemala, S.A.
Pt Cyprus Amax Indonesia
PT Kutaraja Tembaga Raya
Servicios Especiales Nacionales, S.A. de C.V.
Servicios Phelps Dodge Mexico, S.A. de C.V.
Shilka Minerals
Silver Springs Ranch, Inc.
Sociedad Contractual Minera El Abra
Sociedad Minera Cerro Verde S.A.A.
Somin Ltd. (partnership)
Soner, Inc.
South Danube Metals, D.O.O., Beograd
Tambuli Mining Co., Inc.
Tembo Ltd.
Tenke Fungurume Mining S.A.R.L.
The Morenci Water & Electric Company
Tucson, Cornelia and Gila Bend Railroad Co.

Schedule A (cont’d)
Tyrone Mining, LLC
United States Metals Refining Company
Warren Company
Western Nuclear Australia Limited
Western Nuclear, Inc.

Schedule B
AUTHORIZED PERSONS

Name	Phone Number	Fax Number	Address	Email	Signature
Phelps Dodge Corporation
Stanton K. Rideout	(602) 366-8589	(602) 366-7132	One North Central Avenue	srideout@phelpsdodge.com
Phoenix, AZ 85004
Phelps Dodge Corporation
Carol L. Lindsay	(602) 366-7810	(602) 453-1674	One North Central Avenue	cmlindsay@phelpsdodge.com
Phoenix, AZ 85004
Phelps Dodge Corporation
Scott Barker	(602) 366-8016	(602) 366-7323	One North Central Avenue	sbarker@phelpsdodge.com
Phoenix, AZ 85004

B-1

Exhibit 1
BENEFICIARY DISBURSEMENT CERTIFICATE
Reference is made to the RECLAMATION AND REMEDIATION TRUST AGREEMENT, entered into as of                     , 2006 (the “Trust Agreement”), by and among Wells Fargo Delaware Trust Company, as trustee (the “Trustee”), and Phelps Dodge Corporation, a New York corporation, as grantor (the “Grantor,” or the “Corporation”).
Pursuant to Section 4.1, and in accordance with Section 1.4, of the Trust Agreement the Corporation and [NAME OF BENEFICIARY] direct the Trustee to disburse to [NAME OF BENEFICIARY] $                    .
IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its authorized officers as of this ___day of                     ,                     .

PHELPS DODGE CORPORATION

By:
Name:
Title:

[NAME OF BENEFICIARY]

By:
Name:
Title:

Exhibit 2
CORPORATION DISBURSEMENT CERTIFICATE
Reference is made to the RECLAMATION AND REMEDIATION TRUST AGREEMENT, entered into as of                     , 2006 (the “Trust Agreement”), by and among Wells Fargo Delaware Trust Company, as trustee (the “Trustee”), and Phelps Dodge Corporation, a New York corporation, as grantor (the “Grantor,” or the “Corporation”).
Pursuant to Section 4.2 of the Trust Agreement the Corporation directs the Trustee to disburse to the Corporation $                    .
IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its authorized officers as of this ___day of                     ,                     .

PHELPS DODGE CORPORATION

By:
Name:
Title:

Exhibit 3
TAX DISBURSEMENT CERTIFICATE
Reference is made to the RECLAMATION AND REMEDIATION TRUST AGREEMENT, entered into as of                     , 2006 (the “Trust Agreement”), by and among Wells Fargo Delaware Trust Company, as trustee (the “Trustee”), and Phelps Dodge Corporation, a New York corporation, as grantor (the “Grantor” or the “Corporation”). Capitalized terms not otherwise defined herein shall have the meanings granted to them by the Trust Agreement.
Pursuant to Section 4.4 of the Trust Agreement, the undersigned directs the Trustee to transfer to the Grantor the sum of $                    , which represents 25% of the Fund’s Deemed Taxable Income for the immediately preceding calendar year.
IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its authorized officers as of this ___day of                     ,                     .

PHELPS	DODGE CORPORATION

By:
Name:
Title:

Exhibit 4
TERMINATION DISBURSEMENT CERTIFICATE
Reference is made to the RECLAMATION AND REMEDIATION TRUST AGREEMENT, entered into as of                     , 2006 (the “Trust Agreement”), by and among Wells Fargo Delaware Trust Company, as trustee (the “Trustee”), and Phelps Dodge Corporation, a New York corporation, as grantor (the “Grantor”).
Pursuant to Section 4.5 of the Trust Agreement, the undersigned directs the Trustee to disburse to the Grantor the balance of Trust Fund less final Trust administration expenses.
IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its authorized officers as of this ___day of                     ,                     .

PHELPS DODGE CORPORATION

By:
Name:
Title:

Exhibit 5
FINANCIAL ASSURANCE REQUEST
Reference is made to the RECLAMATION AND REMEDIATION TRUST AGREEMENT, entered into as of                     , 2006 (the “Trust Agreement”), by and among Wells Fargo Delaware Trust Company, as trustee (the “Trustee”), and Phelps Dodge Corporation, a New York corporation, as grantor (the “Grantor”). Capitalized terms not otherwise defined herein shall have the meanings granted to them by the Trust Agreement.
Pursuant to Section 5.1, and in accordance with Section 1.4, of the Trust Agreement, the Corporation and [NAME OF BENEFICIARY] direct the Trustee to deposit $[___] in a separate account segregated from the other assets of the Trust Fund for the purpose of providing financial assurance on behalf of [NAME OF BENEFICIARY] pursuant to the terms of the documents attached to this certificate as Schedule A. As compensation for providing such financial assurance, the Trust shall be entitled to the amounts set forth in the Agreement in accordance with the terms and conditions of the Agreement.
IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its authorized officers as of this ___day of                     ,                     .

PHELPS DODGE CORPORATION

By:
Name:
Title:

[NAME OF BENEFICIARY]

By:
Name:
Title:

Schedule A
Financial Assurance Documents